Exhibit 8.1

Vinson & Elkins L.L.P.

1001 Fannin, Suite 2300

Houston, Texas 77002-6760

April 10, 2006

Energy Transfer Partners, L.P.

Subsidiary Guarantors

2838 Woodside Street

Dallas, Texas 75204

RE:	ENERGY TRANSFER PARTNERS, L.P REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

We have acted as counsel for Energy Transfer Partners, L.P., a Delaware limited partnership (the “Partnership”) and the Subsidiary Guarantors listed in the Registration Statement (as defined below), with respect to certain legal matters in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), registering securities to be issued and sold by the Partnership, the Operating Partnership and the Subsidiary Guarantors from time to time pursuant to Rule 430A and 415 under the Securities Act for an aggregate initial offering price not to exceed $1,500,000,000. Such securities include (i) common units representing limited partner interests in the Partnership (the “Common Units”); (ii) unsecured debt securities of the Partnership, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”); and (iii) guarantees (the “Guarantees”) of such Debt Securities by one or more of the Subsidiary Guarantors. The Common Units, the Debt Securities and the Guarantees are collectively referred to herein as the “Securities.” We have also participated in the preparation of a Prospectus (the “Prospectus”) forming part of the Registration Statement to which this opinion is an exhibit.

In connection therewith, we prepared the discussion set forth under the caption “Material Tax Considerations” in the Prospectus (the “Discussion”). All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the effective date of the Prospectus. In addition, we are of the opinion that the federal income tax discussion in the Prospectus with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact of the Partnership and its general partner, included in such discussion, as to which we express no opinion).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. This consent does not constitute an admission that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended.

Very truly yours,

/s/ VINSON & ELKINS L.L.P.

VINSON & ELKINS L.L.P.